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                                                                    EXHIBIT 4(b)

                                 FIRST AMENDMENT
                                       TO
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT


         THIS FIRST AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (the "Amendment"), dated as of February 11, 1998, is made and entered into by and among MPW Industrial Services Group, Inc. ("MPW Group"), MPW Industrial Services, Inc. ("MPW, Inc."), MPW Industrial Services, Ltd. ("MPW, Ltd."), MPW Management Services Corp. ("MPW Corp."), Weston Engineering, Inc. ("Weston"), Aquatech Environmental, Inc. ("Aquatech), ESI International, Inc., ("ESII"), and ESI-North Limited ("ESI", which, together the foregoing entities, shall be referred to herein collectively as the "Borrowers" and individually as a "Borrower"), Bank One, NA, a national banking association ("Bank One"), National City Bank of Columbus, a national banking association ("NCBC"), and Bank One, NA, as Agent.

         WHEREAS, the Borrowers, Bank One and NCBC entered into a Revolving Credit and Term Loan Agreement dated as of December 10, 1997 (the "Credit Agreement"); and

         WHEREAS, the parties hereto desire to amend the Credit Agreement, as set forth below, to correct a misunderstanding contained in the Credit
Agreement:

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Capitalized terms used herein but not defined shall have the meaning ascribed in the Credit Agreement.

         2. Section 7.6(a) of the Credit Agreement is hereby amended and restated, effective as of December 10, 1997, as follows:

         SECTION 7.6       Financial Covenants.
                           --------------------

                  (a) CONSOLIDATED TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth to be less than (i) $26,500,000 prior to March 31, 1998 and
(ii) $29,000,000 as and after March 31, 1998, provided such amount shall increase (but not decrease by any losses) quarterly on the last day of each Fiscal Quarter by 50% of Consolidated Net Income (determined at the end of each Fiscal Quarter for such Fiscal Quarter), commencing with the Fiscal Quarter ending June 30, 1998.

         3. Except as amended hereby, the Credit Agreement and all other Facility Documents, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Credit Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of



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the Credit Agreement and the other Facility Documents or release any owner of collateral securing the Credit Agreement and the other Facility Documents. The validity, priority and enforceability of the Credit Agreement and the other Facility Documents shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Credit Agreement, or any agreement or security document executed in connection therewith, the provisions of this Amendment shall supersede and control.

         4. The Borrowers acknowledge and agree that this Amendment is limited only to the terms outlined above, and shall not be construed as an amendment of any other terms or provisions of the Credit Agreement. The Borrowers hereby specifically ratify and affirm their obligations and liability under, and the terms and provisions of, the Credit Agreement and the other Facility Documents. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the part of the Banks to grant other or future amendments, should any be requested.

         5. The Borrowers represent and warrant to the Banks and the Agent that, as of the date of this Amendment, (i) the representations and warranties of the Borrowers contained in Article V of the Loan Agreement are true and correct on and as of the date of this Amendment as if made on and as of such date (unless stated to relate to a specific earlier date); and (ii) no Default or Event of Default exists.

         6. This Amendment is being delivered, and is intended to be performed in, the State of Ohio and shall be construed and enforceable in accordance with, and governed by, the laws of the State of Ohio.

         7. The Borrowers agree to pay all out-of-pocket expenses (including reasonable fees and expenses of counsel) of the Agent and the Banks incurred in connection with this Amendment.

         8. Every provisions of this Amendment is intended to be severable; if any term or provision of this Amendment shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.

         9. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment or of any document required to be executed and delivered in connection herewith to produce or account for more than one counterpart.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first written above.


BANKS:

Bank One, NA                                National City Bank of Columbus


By: /s/ Thomas E. Redmond                   By:  /s/ Brian T. Strayton
   -------------------------------              --------------------------------
Name:   Thomas E. Redmond                   Name:    Brian T. Strayton
     -----------------------------               -------------------------------
Title:  Vice President                      Title:   Vice President
      ----------------------------                ------------------------------


AGENT:

Bank One, NA


By:  /s/ Thomas E. Redmond
   -------------------------------
Name:    Thomas E. Redmond
     -----------------------------
Title:   Vice President
      ----------------------------


BORROWERS:

MPW Industrial Services Group, Inc.            MPW Industrial Services, Inc.


By: /s/ Monte R. Black                         By:  /s/ Brad A. Martyn
   -------------------------------                 -----------------------------
Name:   Monte R. Black                         Name:    Brad A. Martyn
     -----------------------------                  ----------------------------
Title:  Chairman and CEO                       Title:   Controller
      ----------------------------                   ---------------------------


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MPW Industrial Services, Ltd.               MPW Management Services Corp.


By:    /s/ Daniel P. Buettin                By:   /s/ Brad A. Martyn
    -------------------------------            ---------------------------------
Name:    Daniel P. Buettin                  Name:    Brad A. Martyn
     ------------------------------              -------------------------------
Title:   Vice President and CFO             Title:   Controller
      -----------------------------               ------------------------------


Weston Engineering, Inc.                    Aquatech Environmental, Inc.


By:     /s/ Brad A. Martyn                  By:     /s/ Peter G. Schumacher
   -------------------------------              --------------------------------
Name:    Brad A. Martyn                     Name:    Peter G. Schumacher
      ----------------------------               -------------------------------
Title:   Controller                         Title:   Vice President
      ----------------------------                ------------------------------


ESI International, Inc.                              ESI-North Limited


By:    /s/ Brad A. Martyn                   By:   /s/ Brad A. Martyn
   ------------------------------               --------------------------------
Name:    Brad A. Martyn                     Name:    Brad A. Martyn
      ---------------------------                -------------------------------
Title:   Secretary                          Title:   Assistant Secretary
       --------------------------                 ------------------------------



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